UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 18, 2017

Emerald Medical Applications Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 Imber Street, Petach Tikva, Israel	4951141
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 3-744-4505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2017, the Board of Directors of Emerald Medical Applications Corp. (the "Registrant") accepted the resignation of Mr. David Ben Naim as Chief Financial Officer of the Registrant and its wholly-owned Israeli subsidiary, Emerald Medical Applications Ltd ("Emerald Israel"), positions he has held since June 15, 2016. A copy of Mr. Ben Naim's letter of resignation is attached at Exhibit 17.8 to this Form 8-K.

In connection with the resignation of Mr. Ben Naim, the Registrant's Board of Directors has appointed Mr. Gadi Levin as Chief Financial Officer of the Registrant and Emerald Israel.

Mr. Gadi Levin, age 44, Chief Financial Officer. Mr. Levin has over 15 years of experience working with public US, Canadian and multi-jurisdictional public companies. Mr. Levin currently serves as Chief Financial Officer of Briacell Therapeutics Corp (OTCQB: BCTXF, TSX-V: BRIA.V) and Adira Energy Limited (OTCMKTS:ADENF, TSX.V: ADL.V). Previously, Mr. Levin served as Chief Financial Officer of DarioHeath Corp (NASDAQ: DRIO), a mHealth company operating in the field diabetes management. Mr. Levin also served as the Vice President of Finance and Chief Financial Officer for two Israeli investment firms specializing in private equity, hedge funds and real estate. Mr. Levin began his CPA career at the accounting firm, Arthur Andersen, where he worked for nine years, specializing in U.S. listed companies involved in IPO's working with US GAAP and IFRS. Mr. Levin has a Bachelor of Commerce degree in Accounting and Information Systems from the University of the Cape Town, South Africa, and a post graduate diploma in Accounting from the University of South Africa. He received his Chartered Accountant designation in South Africa and has an MBA from Bar Ilan University in Israel.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.8	Letter of Resignation dated April 18, 2017, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Alimi Ahmed Chairman Alimi Ahmed Date: April 27, 2017